Exhibit 10.9.2

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Second Amendment”) is entered into as of June 28, 2018, by and between LCP Oregon Holdings, LLC, Delaware limited liability company (“Lessor”), and Zenith Energy Terminals Holdings LLC f/k/a Arc Terminals Holdings LLC, a Delaware limited liability company (“Lessee” and, together with Lessor, the “Parties”).

WHEREAS, the Parties entered into that certain Lease, dated January 21, 2014 (the “Lease”);

WHEREAS, the Parties amended the Lease in January 2018; and

WHEREAS, the Parties desire to further amend the Lease in accordance with the terms and conditions of this Second Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Defined Terms. All capitalized terms used but not defined herein have the meanings ascribed to them in the Lease.

2.    Amendment to Section 25.5(a) of the Lease. The phrase in the first sentence of Section 25.5(a) of the Lease that reads "the fifth (5th) anniversary of the first day of the month following the month in which the Effective Date occurs" was previously deleted and replaced in its entirety with "August 1, 2019." The first sentence of Section 25.5(a) of the Lease, as amended, is hereby deleted in its entirety and is replaced by the following: "Lessee shall have the right to terminate this Lease on September 1, 2019, by providing at least twelve (12) months' prior written notice to Lessor, provided that, as of the date of such notice, no Lessee Event of Default shall exist under this Lease and no notice shall have been given to Lessee of a default hereunder that has not been corrected."

3.    Miscellaneous.

(a)Except as otherwise expressly provided in this Amendment, the Lease will remain in full force and effect in accordance with its terms.
(b)This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Parties and their successors and assigns. No other person shall be entitled to claim any right or benefit hereunder, including the status of a third-party beneficiary of this Amendment.
(c)Except as expressly set forth herein, there are no agreements or understandings, written or oral, among the Parties relating to this Amendment that are not fully and completely set forth herein or therein.
(d)This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or e-mail transmission shall be deemed to be an original signature hereto.
[Signature page follows.]

Exhibit 10.9.2

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.

LESSOR

LCP Oregon Holdings, LLC,
a Delaware limited liability company

By: /s/ Richard C. Kreul
Name: Richard C. Kreul
Title:    President

LESSEE

Zenith Energy Terminals Holdings LLC,
a Delaware limited liability company

By: /s/ Jeff Armstrong
Name: Jeff Armstrong
Title: CEO